Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Third Quarter 2016 Results

Bethesda, MD, October 27, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the third quarter ended September 30, 2016. The Company’s results include the following:

	Third Quarter		Nine Months Ended, September 30
	2016	2015	2016	2015
	($ in millions except per share and RevPAR data)

Net income (loss)	$(35.5)	$38.2	$55.5	$72.0

Same-Property RevPAR(1)	$231.34	$231.60	$216.92	$210.54
Same-Property RevPAR growth rate	(0.1%)		3.0%

Same-Property Wholly Owned EBITDA(1)	$80.7	$80.6	$220.7	$208.9
Same-Property Wholly Owned EBITDA growth rate	0.2%		5.6%
Same-Property Wholly Owned EBITDA Margin(1)	38.6%	38.6%	36.3%	35.5%

Same-Property Manhattan Collection EBITDA(1)	$5.9	$7.4	$11.7	$15.1
Same-Property Manhattan Collection EBITDA growth rate	(19.8%)		(22.3%)
Same-Property Manhattan Collection EBITDA Margin(1)	26.6%	31.3%	19.6%	24.3%

Adjusted EBITDA(1)	$80.4	$82.4	$215.5	$195.2
Adjusted EBITDA growth rate	(2.4%)		10.4%

Adjusted FFO(1)	$60.9	$60.4	$160.3	$136.8
Adjusted FFO per diluted share(1)	$0.84	$0.83	$2.21	$1.88
Adjusted FFO per diluted share growth rate	1.2%		17.6%
(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We were pleased with our operating results during the third quarter, despite headwinds from continued weakness in business travel demand,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The west coast again led our performance in the third quarter. We experienced strong demand in Los Angeles and benefitted from healthy convention calendars in San Diego and Philadelphia, which was also the host city for the Democratic National Convention in July. Top line performance was in the middle of our expected range, while we had great success driving better profitability to our bottom line.”

Although hotel demand trends remain soft, the Company continues to make progress executing its strategic disposition plan, which included recently completing the Redemption and Asset Exchange Agreement of the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”) with Denihan Hospitality Group (“Denihan”). The Company also executed a contract to sell the DoubleTree by Hilton Hotel Bethesda - Washington DC for $50.05 million, with the transaction expected to be completed in November of 2016.

“We’re very pleased with the completion of our asset exchange with our joint venture partner in New York,” noted Mr. Bortz. “By assuming 100 percent ownership of the Manhattan NYC and Dumont NYC hotels and converting the related management agreements to terminable-at-will arrangements, we have substantially improved the valuation and saleability of both hotels.”

Third Quarter Highlights

▪
Net income (loss): The Company’s net loss was ($35.5) million in the third quarter of 2016, declining $73.8 million over the same period of 2015, primarily due to the impairment losses related to the Manhattan Collection and DoubleTree by Hilton Hotel Bethesda - Washington DC booked in the quarter.

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR in the third quarter of 2016 decreased 0.1 percent over the same period of 2015 to $231.34. Same-Property ADR decreased 0.3 percent from the prior year quarter to $261.00. Same-Property Occupancy rose 0.2 percent to 88.6 percent. Same-Property RevPAR for our Wholly Owned properties, which excludes the Manhattan Collection, increased 0.9 percent from the prior year period. Same-Property Room Revenue for our Wholly Owned properties increased by 1.3 percent, greater than RevPAR, due to the increase in the Same-Property room count. Same-Property RevPAR for the Manhattan Collection decreased 7.1 percent and Same-Property Room Revenue for the Manhattan Collection decreased by 6.9 percent.

▪
Same-Property EBITDA: The Company’s Wholly Owned hotels generated $80.7 million of Same-Property EBITDA for the quarter ended September 30, 2016, increasing 0.2 percent from the same period of 2015. Same-Property Wholly Owned Revenues increased 0.1 percent, while Same-Property Wholly Owned Expenses rose 0.1 percent. Same-Property Wholly Owned EBITDA Margin grew by 3 basis points to 38.6 percent for the third quarter of 2016, as compared to the same period last year. The Company’s Manhattan Collection hotels generated $5.9 million of Same-Property EBITDA for the quarter ended September 30, 2016, decreasing 19.8 percent from the same period of 2015. Same-Property Manhattan Collection Revenues declined 5.5 percent, while Same-Property Manhattan Collection Expenses rose 1.0 percent. Same-Property Manhattan Collection EBITDA Margin fell by 474 basis points to 26.6 percent for the third quarter of 2016, as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA declined to $80.4 million from $82.4 million in the prior year period, a decrease of $2.0 million, or 2.4 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 0.7 percent to $60.9 million from $60.4 million in the prior year period.

▪
Dividends: On September 15, 2016, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.39844 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares.

“Operationally, our focus remains on implementing our wide array of best practices to drive more efficient operations with our hotel teams in order to achieve stronger flow-through in a weaker demand environment,” said Mr. Bortz. “We feel very good about our ability to make progress as a result of these efforts as evidenced by the success we had limiting portfolio-wide expense growth to just 0.2 percent in the third quarter.”

Strategic Disposition Plan

Subsequent to the end of the third quarter, on October 20, 2016, the Company announced that it had completed an agreement with Denihan to redeem the Company’s 49 percent interest in its joint venture with Denihan which owned six upper upscale hotels in Manhattan, New York. In accordance with the agreement, the Company now owns 100 percent of both the 618-room Manhattan NYC and the 252-room Dumont NYC and no longer owns any interest in the other four properties, which Denihan now owns. The Company also received $59.3 million of proceeds from Denihan and full payment of the $50.0 million, 9.75% preferred investment and reimbursement of additional closing costs as part of the redemption agreement. In connection with the Redemption and Asset Exchange Agreement, the Company incurred an impairment loss of $62.6 million in the third quarter.

Additionally, during the third quarter, the Company executed a purchase and sale agreement to sell the 270-room DoubleTree by Hilton Hotel Bethesda - Washington DC for $50.05 million. In consideration of this pending transaction, the Company has booked an impairment loss of $12.1 million in the third quarter. The sale of the DoubleTree by Hilton Hotel Bethesda - Washington DC is subject to normal closing conditions and the Company offers no assurances that this sale will be completed. The Company is targeting to complete the sale in November 2016.

Capital Reinvestment and Asset Management

During the third quarter, the Company made $29.7 million of capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in the Manhattan Collection (which it owned until mid-October), and year-to-date the Company has made $90.8 million of capital improvements. The Company substantially completed renovations at Union Station Hotel Nashville, an Autograph Collection Hotel, Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel (formerly The Westin Colonnade, Coral Gables) and Dirty Habit DC (formerly Poste), the restaurant at the Hotel Monaco Washington DC.

For the remainder of 2016 and early 2017, the Company has various major renovation and repositioning projects it plans to undertake in order to improve performance in future years at the Company’s hotels which were purchased with a plan of redevelopment including:

▪
Hotel Palomar Los Angeles Beverly Hills (estimated at $12.0 million), which will undergo a guest rooms and public space renovation to begin later in the fourth quarter of 2016 with expected completion in the first quarter of 2017;

▪
Revere Hotel Boston Common (estimated at $22.5 million), which will undergo a comprehensive property renovation to start late in the fourth quarter of 2016 with expected completion in the second quarter of 2017; and

▪
The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel (estimated at $15.0 million), which will become an independent hotel on December 1, 2016, will undergo a comprehensive property renovation starting in the first quarter of 2017, and will be renamed upon completion as an independent hotel.

Year-to-Date Highlights

▪
Net income: The Company’s net income was $55.5 million for the nine months ended September 30, 2016, a decrease of $16.5 million over the same period of 2015, primarily due to the impairment losses booked in the third quarter.

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR for the nine months ended September 30, 2016 increased 3.0 percent over the same period of 2015 to $216.92. Year-to-date Same-Property ADR grew 1.1 percent from the comparable period of 2015 to $250.84, and year-to-date Same-Property Occupancy climbed 1.9 percent to 86.5 percent. Same-Property RevPAR for our Wholly Owned properties, which excludes the Manhattan Collection, increased 4.1 percent from the prior year period. Same-Property Wholly Owned Room Revenue increased by 5.0 percent, greater than RevPAR largely due to the increase in the Same-Property room count. Year-to-date, Same-Property RevPAR for the Manhattan Collection decreased 4.6 percent and Same-Property Room Revenue for the Manhattan Collection decreased by 3.8 percent.

▪
Same-Property Hotel EBITDA: The Company’s Wholly Owned hotels generated $220.7 million of Same-Property Wholly Owned Hotel EBITDA for the nine months ended September 30, 2016, an improvement of 5.6 percent compared with the same period of 2015. Same-Property Wholly Owned Hotel Revenues grew 3.4 percent, while Same-Property Wholly Owned Hotel Expenses rose 2.2 percent. As a result, Same-Property Wholly Owned Hotel EBITDA Margin for the nine months ended September 30, 2016 increased 76 basis points to 36.3 percent as compared to the same period last year. The Company’s Manhattan Collection hotels generated $11.7 million of Same-Property Manhattan Collection Hotel EBITDA for the nine months ended September 30, 2016, a decrease of 22.3 percent compared with the same period of 2015. Same-Property Manhattan Collection Hotel Revenues decreased 3.4 percent, while Same-Property Manhattan Collection Hotel Expenses rose 2.6 percent.

As a result, Same-Property Manhattan Collection Hotel EBITDA Margin for the nine months ended September 30, 2016 decreased 476 basis points to 19.6 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 10.4 percent, or $20.4 million, to $215.5 million from $195.2 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 17.2 percent to $160.3 million from $136.8 million in the prior year period.

Capital Markets

On September 21, 2016, Pebblebrook redeemed all 3,400,000 of its issued and outstanding 8.00% Series B Cumulative Preferred Shares. Subsequent to the third quarter, as part of the asset exchange with Denihan Hospitality Group, the Company assumed and refinanced all of its outstanding debt previously secured by the Manhattan Collection, which is now fully prepayable without penalty. Additionally, the Company repaid the $50.0 million mortgage secured by Dumont NYC, which was subject to a 3.14 percent interest rate.

Balance Sheet

As of September 30, 2016, the Company had $1.1 billion in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt, at weighted-average interest rates of 3.4 percent and 3.6 percent, respectively. The Company had $675.0 million outstanding in the form of unsecured term loans and $130.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of September 30, 2016, the Company had $54.2 million of consolidated cash, cash equivalents and restricted cash and $15.6 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in the Manhattan Collection.

On September 30, 2016, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.6 times and total net debt to trailing 12-month corporate EBITDA was 4.7 times.

Following the completion of the Manhattan Collection Redemption and Asset Exchange Agreement, the Company has $1.3 billion of debt outstanding, including $130.0 million outstanding on its $450.0 million senior unsecured revolving credit facility, and an estimated total net debt to trailing 12-month corporate EBITDA of 4.5 times.

2016 Outlook

The Company's outlook for 2016, which has been amended to reflect the Company’s better than expected third quarter performance and reduced expectations from its prior outlook for the remainder of the year, assumes no additional acquisitions or dispositions beyond those previously announced, which include: the redemption of the Company’s 49 percent interest in the Manhattan Collection joint venture, the assumption of 100 percent interest in the Manhattan NYC and Dumont NYC hotels on October 19, 2016 and the pending sale of the DoubleTree by Hilton Hotel Bethesda - Washington DC. As a result of the Manhattan Collection redemption and asset exchange transaction and the pending sale of the DoubleTree by Hilton Hotel Bethesda - Washington DC, the Company is reducing 2016 Same-Property EBITDA by $3.0 million, Adjusted EBITDA by $2.5 million and Adjusted FFO by $1.7 million.

The revised outlook, which reflects the Company’s various planned capital investment projects and includes other significant assumptions, is as follows:

	2016 Outlook as of October 27, 2016		Variance to Prior Outlook as of July 25, 2016
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$61.3	$64.7	$(64.0)	$(67.6)

Adjusted EBITDA	$270.3	$272.3	$(1.9)	$(4.9)
Adjusted EBITDA growth rate	4.1%	4.9%	(0.8)%	(1.9)%

Adjusted FFO	$195.5	$198.9	$4.0	$0.4
Adjusted FFO per diluted share	$2.69	$2.74	$0.06	$0.01
Adjusted FFO per diluted share growth rate	7.6%	9.6%	2.4%	0.4%

This 2016 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.5%	2.0%	—	—
U.S. Hotel Industry RevPAR growth rate	2.5%	3.0%	0.3%	—
Urban Markets RevPAR growth rate	1.0%	2.0%	—	—

Same-Property RevPAR	$211	$212	—	$(1)
Same-Property RevPAR growth rate	2.0%	2.25%	—	(0.75%)
Same-Property Room Revenue growth rate	2.7%	3.0%	—	(0.7%)

Same-Property EBITDA	$293.4	$295.4	$(3.0)	$(6.0)
Same-Property EBITDA growth rate	1.4%	2.1%	(0.3%)	(1.4%)
Same-Property EBITDA Margin	33.7%	34.0%	(0.2%)	(0.2%)
Same-Property EBITDA Margin growth rate	(25 bps)	0 bps	(25 bps)	(25 bps)

Corporate cash general and administrative expenses	$19.8	$19.8	$(0.5)	$(0.5)
Corporate non-cash general and administrative expenses	$8.5	$8.5	$0.1	$0.1

Total capital investments related to renovations, capital maintenance and return on investment projects	$110	$120	$10.0	$10.0

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for the fourth quarter of 2016 is as follows:

	Fourth Quarter 2016 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$5.7	$9.1

Same-Property RevPAR	$192	$196
Same-Property RevPAR growth rate	(2.5%)	(0.5%)
Same-Property Room Revenue growth rate	(2.5%)	(0.5%)

Same-Property EBITDA	$61.0	$63.0
Same-Property EBITDA growth rate	(6.8%)	(3.8%)
Same-Property EBITDA Margin	31.1%	31.6%
Same-Property EBITDA Margin growth rate	(150 bps)	(100 bps)

Adjusted EBITDA	$54.8	$56.8
Adjusted EBITDA growth rate	(14.9%)	(11.8%)

Adjusted FFO	$35.1	$38.5
Adjusted FFO per diluted share	$0.48	$0.53
Adjusted FFO per diluted share growth rate	(22.6%)	(14.5%)

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s outlook for 2016 and the fourth quarter of 2016 reflects the hotels owned as of September 30, 2016 and assumes no additional acquisitions, but excludes the DoubleTree by Hilton Hotel Bethesda - Washington DC in the fourth quarter of 2016, as the outlook assumes a sale of this property in November 2016. In addition, the outlook no longer includes the 49 percent interest in The Benjamin, Fifty NYC, Gardens NYC and Shelburne NYC, but does include the Manhattan NYC and Dumont NYC in the fourth quarter of 2016, as these two properties are now wholly owned. The Company’s outlook also incorporates the expected disruption associated with the various renovations and repositionings at our properties, including Revere Hotel Boston Common and Hotel Palomar Los Angeles Beverly Hills, which already have or are expected to commence renovations in 2016.

The Company’s estimates and assumptions, including the Company’s outlook for 2016 and the fourth quarter 2016 for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of September 30, 2016, as if they had been owned by the Company for all of 2015 and 2016, except for Hotel Vintage Portland, which is not included in the first quarter, Hotel Zeppelin San Francisco, which is not included in the first and fourth quarters, and DoubleTree by Hilton Hotel Bethesda - Washington DC which is not included in the fourth quarter, because it is expected to be sold in November 2016. Additionally, the above-mentioned measures no longer include the 49 percent interest in The Benjamin, Fifty NYC, Gardens NYC and Shelburne NYC, but do include the wholly owned Manhattan NYC and Dumont NYC in the fourth quarter.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

Third Quarter 2016 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 28, 2016 at 10:00 AM ET. To participate in the conference call, please dial (888) 438-5448 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, with a total of 8,107 guest rooms. The Company owns hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 27, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com.

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,558,234	$2,673,584
Investment in joint venture	183,088	248,794
Hotels Held for Sale	49,708	—
Ground lease asset, net	29,775	30,218
Cash and cash equivalents	46,626	26,345
Restricted cash	7,585	9,453
Hotel receivables (net of allowance for doubtful accounts of $244 and $243, respectively)	31,585	25,062
Prepaid expenses and other assets	48,828	45,015
Total assets	$2,955,429	$3,058,471

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$130,000	$165,000
Term loans, net of unamortized deferred financing costs	671,574	521,883
Senior unsecured notes, net of unamortized deferred financing costs	99,442	99,392
Mortgage debt, net of unamortized loan premiums and deferred financing costs	228,134	319,320
Accounts payable and accrued expenses	164,389	141,897
Advance deposits	19,811	17,726
Accrued interest	3,735	2,550
Liabilities related to hotels held for sale	751	—
Distribution payable	33,058	29,869
Total liabilities	1,350,894	1,297,637
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $250,000 at September 30, 2016 and $350,000 at December 31, 2015), 100,000,000 shares authorized; 10,000,000 shares issued and outstanding at September 30, 2016 and 14,000,000 shares issued and outstanding at December 31, 2015	100	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,922,904 issued and outstanding at September 30, 2016 and 71,735,129 issued and outstanding at December 31, 2015	719	717
Additional paid-in capital	1,774,413	1,868,047
Accumulated other comprehensive income (loss)	(17,862)	(4,750)
Distributions in excess of retained earnings	(156,024)	(105,765)
Total shareholders’ equity	1,601,346	1,758,389
Non-controlling interests	3,189	2,445
Total equity	1,604,535	1,760,834
Total liabilities and equity	$2,955,429	$3,058,471

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Revenues:
Room	$152,693	$154,120	$432,547	$400,397
Food and beverage	42,564	47,421	142,933	137,482
Other operating	13,706	14,780	42,000	39,560
Total revenues	$208,963	$216,321	$617,480	$577,439

Expenses:
Hotel operating expenses:
Room	$34,541	$33,706	$100,860	$92,671
Food and beverage	28,917	32,834	95,486	93,611
Other direct and indirect	53,468	56,750	164,795	160,213
Total hotel operating expenses	116,926	123,290	361,141	346,495
Depreciation and amortization	25,407	24,645	76,327	70,855
Real estate taxes, personal property taxes, property insurance, and ground rent	12,360	12,700	37,253	34,865
General and administrative	6,779	7,923	19,936	26,129
Impairment loss	12,148	—	12,148	—
Total operating expenses	173,620	168,558	506,805	478,344
Operating income (loss)	35,343	47,763	110,675	99,095
Interest income	627	630	1,872	1,886
Interest expense	(10,257)	(11,107)	(32,490)	(28,684)
Other	1,548	—	(324)	—
Gain on sale of hotel properties	—	—	40,326	—
Equity in earnings (loss) of joint venture	(61,268)	2,899	(64,501)	1,771
Income (loss) before income taxes	(34,007)	40,185	55,558	74,068
Income tax (expense) benefit	(1,528)	(1,937)	(18)	(2,067)
Net income (loss)	(35,535)	38,248	55,540	72,001
Net income (loss) attributable to non-controlling interests	(112)	129	194	248
Net income (loss) attributable to the Company	(35,423)	38,119	55,346	71,753
Distributions to preferred shareholders	(5,553)	(6,488)	(15,638)	(19,463)
Issuance costs of redeemed preferred shares	(2,921)	—	(7,090)	—
Net income (loss) attributable to common shareholders	$(43,897)	$31,631	$32,618	$52,290

Net income (loss) per share available to common shareholders, basic	$(0.61)	$0.44	$0.45	$0.72
Net income (loss) per share available to common shareholders, diluted	$(0.61)	$0.43	$0.45	$0.72
Weighted-average number of common shares, basic	71,922,904	71,735,129	71,894,313	71,709,380
Weighted-average number of common shares, diluted	71,922,904	72,451,310	72,376,349	72,492,913

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months Ended September 30,
	2016	2015	2016	2015

Net income (loss)	$(35,535)	$38,248	$55,540	$72,001
Adjustments:
Depreciation and amortization	25,350	24,587	76,152	70,677
Depreciation and amortization from joint venture	2,233	2,137	6,700	6,395
Gain on sale of hotel properties	—	—	(40,326)	—
Impairment loss	12,148	—	12,148	—
Impairment loss from joint venture	62,622	—	62,622	—
FFO	$66,818	$64,972	$172,836	$149,073
Distribution to preferred shareholders	$(5,553)	$(6,488)	$(15,638)	$(19,463)
Issuance costs of redeemed preferred shares	(2,921)	—	(7,090)	—
FFO available to common share and unit holders	$58,344	$58,484	$150,108	$129,610
Hotel acquisition and disposition costs	(17)	16	—	4,481
Non-cash ground rent	742	595	2,019	1,785
Amortization of Class A LTIP units	—	—	—	2
Management/franchise contract transition costs	—	1,126	79	1,217
Interest expense adjustment for acquired liabilities	50	(169)	(396)	(1,538)
Capital lease adjustment	134	127	396	378
Non-cash amortization of acquired intangibles	240	247	726	853
Issuance costs of redeemed preferred shares	2,921	—	7,090	—
Other	(1,548)	—	324	—
Adjusted FFO available to common share and unit holders	$60,866	$60,426	$160,346	$136,788

FFO per common share - basic	$0.81	$0.81	$2.08	$1.80
FFO per common share - diluted	$0.80	$0.80	$2.07	$1.78
Adjusted FFO per common share - basic	$0.84	$0.84	$2.22	$1.90
Adjusted FFO per common share - diluted	$0.84	$0.83	$2.21	$1.88

Weighted-average number of basic common shares and units	72,159,255	71,971,480	72,130,664	71,945,731
Weighted-average number of fully diluted common shares and units	72,604,269	72,687,661	72,612,700	72,729,264

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net income (loss)	$(35,535)	$38,248	$55,540	$72,001
Adjustments:
Interest expense	10,257	11,107	32,490	28,684
Interest expense from joint venture	2,301	2,302	6,859	6,836
Income tax expense (benefit)	1,528	1,937	18	2,067
Depreciation and amortization	25,407	24,645	76,327	70,855
Depreciation and amortization from joint venture	2,233	2,137	6,700	6,395
EBITDA	$6,191	$80,376	$177,934	$186,838
Hotel acquisition and disposition costs	(17)	16	—	4,481
Non-cash ground rent	742	595	2,019	1,785
Amortization of Class A LTIP units	—	—	—	2
Management/franchise contract transition costs	—	1,126	79	1,217
Non-cash amortization of acquired intangibles	240	247	726	853
Gain on sale of hotel properties	—	—	(40,326)	—
Impairment loss	12,148	—	12,148	—
Impairment loss from joint venture	62,622	—	62,622	—
Other	(1,548)	—	324	—
Adjusted EBITDA	$80,378	$82,360	$215,526	$195,176

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company.
- Gain on sale of hotel properties: The Company excludes gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Impairment loss and impairment loss from joint venture: The Company excludes impairment loss and impairment loss from joint venture because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues:
Room	$19,929	$21,402	$52,592	$54,678
Food and beverage	1,657	1,497	5,357	5,399
Lease revenue	375	398	1,168	1,196
Other operating	233	199	748	716
Total revenues	22,194	23,496	59,865	61,989

Expenses:
Total hotel expenses	16,295	16,137	48,185	46,904
Depreciation and amortization	2,233	2,137	6,700	6,395
Total operating expenses	18,528	18,274	54,885	53,299
Operating income (loss)	3,666	5,222	4,980	8,690
Interest income	—	—	—	1
Interest expense	(2,301)	(2,302)	(6,859)	(6,836)
Other	(62,633)	(21)	(62,622)	(84)
Equity in earnings of joint venture	$(61,268)	$2,899	$(64,501)	$1,771

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(8,472)
Net Debt		216,928
Restricted cash		(7,081)
Net Debt less restricted cash		$209,847

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

We caution investors that multiplying each of the Manhattan Collection joint venture's financial statement line items by our percentage ownership of the joint venture to derive the above information, and adding those amounts to our financial statements' totals, may not accurately depict the legal and economic implications of holding our 49% non-controlling equity interest in the Manhattan Collection joint venture.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2016		December 31, 2016
	Low	High	Low	High

Net income (loss)	$6	$9	$61	$65
Adjustments:
Depreciation and amortization (including joint venture)	32	32	115	115
Gain on sale of hotel properties	—	—	(40)	(40)
Impairment loss (including joint venture)	—	—	75	75
FFO	$38	$41	$211	$214
Distribution to preferred shareholders	(4)	(4)	(20)	(20)
Issuance costs of redeemed preferred shares	—	—	(7)	(7)
FFO available to common share and unit holders	$34	$37	$184	$187
Non-cash ground rent	1	1	3	3
Issuance costs of redeemed preferred shares	—	—	7	7
Other	1	1	2	2
Adjusted FFO available to common share and unit holders	$35	$39	$196	$199

FFO per common share - diluted	$0.46	$0.51	$2.53	$2.58
Adjusted FFO per common share - diluted	$0.48	$0.53	$2.69	$2.74

Weighted-average number of fully diluted common shares and units	72.7	72.7	72.7	72.7

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ended		Year ended
	December 31, 2016		December 31, 2016
	Low	High	Low	High

Net income (loss)	$6	$9	$61	$65
Adjustments:
Interest expense and income tax expense (including joint venture)	16	14	55	54
Depreciation and amortization (including joint venture)	32	32	115	115
EBITDA	$54	$56	$231	$233
Gain on sale of hotel properties	—	—	(40)	(40)
Non-cash ground rent	1	1	3	3
Impairment loss (including joint venture)	—	—	75	75
Other	0	0	2	2
Adjusted EBITDA	$55	$57	$270	$272

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

- Gain on sale of hotel properties: The Company excludes gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Impairment loss and impairment loss from joint venture: The Company excludes impairment loss and impairment loss from joint venture because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes Other expenses which include hotel acquisition and disposition costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	88.6%	88.5%	86.5%	84.9%
Increase/(Decrease)	0.2%		1.9%
Same-Property ADR	$261.00	$261.77	$250.84	$248.03
Increase/(Decrease)	(0.3%)		1.1%
Same-Property RevPAR	$231.34	$231.60	$216.92	$210.54
Increase/(Decrease)	(0.1%)		3.0%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 and Q3 in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	88.0%	87.9%	85.9%	84.4%
Increase/(Decrease)	0.2%		1.8%
Same-Property ADR	$260.58	$258.84	$252.17	$246.83
Increase/(Decrease)	0.7%		2.2%
Same-Property RevPAR	$229.40	$227.41	$216.64	$208.20
Increase/(Decrease)	0.9%		4.1%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 and Q3 in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	93.6%	93.6%	91.1%	89.3%
Increase/(Decrease)	0.1%		2.1%
Same-Property ADR	$264.24	$284.46	$240.56	$257.37
Increase/(Decrease)	(7.1%)		(6.5%)
Same-Property RevPAR	$247.38	$266.17	$219.21	$229.73
Increase/(Decrease)	(7.1%)		(4.6%)

Notes:

This schedule of hotel results for the three months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding. This schedule of hotel results for the nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2016	2016
RevPAR Variance:
San Diego	10.2%	5.9%
Los Angeles	10.2%	13.6%
Washington, DC	5.3%	0.4%
Portland	0.5%	5.0%
Other	(0.8%)	(0.4%)
Seattle	(2.6%)	(0.7%)
Boston	(3.1%)	(3.9%)
San Francisco	(5.7%)	3.6%
New York	(7.1%)	(4.6%)

West Coast	1.5%	6.6%
East Coast	(2.0%)	(2.1%)

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 and Q3 in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016.

Other includes Atlanta (Buckhead), GA, Miami, FL, Minneapolis, MN, Naples, FL, Nashville, TN and Philadelphia, PA.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Same-Property Revenues:
Rooms	$152,692	$150,696	$427,337	$407,011
Food and beverage	42,564	43,794	139,689	139,977
Other	13,771	14,309	41,675	41,739
Total hotel revenues	209,027	208,799	608,701	588,727

Same-Property Expenses:
Rooms	$34,541	$32,694	$99,373	$92,663
Food and beverage	28,918	30,127	93,039	93,979
Other direct	3,427	3,633	10,626	11,584
General and administrative	14,757	14,873	45,057	43,991
Information and telecommunication systems	2,565	2,380	7,798	7,252
Sales and marketing	15,433	14,701	46,730	44,992
Management fees	6,030	6,409	17,454	18,031
Property operations and maintenance	5,387	5,774	16,735	17,139
Energy and utilities	4,840	5,058	13,512	14,261
Property taxes	7,780	7,330	23,424	20,766
Other fixed expenses	4,646	5,266	14,284	15,143
Total hotel expenses	128,324	128,245	388,032	379,801

Same-Property EBITDA	$80,703	$80,554	$220,669	$208,926

Same-Property EBITDA Margin	38.6%	38.6%	36.3%	35.5%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 and Q3 in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Same-Property Revenues:
Rooms	$19,929	$21,402	$52,592	$54,678
Food and beverage	1,657	1,497	5,357	5,399
Lease revenue	375	398	1,168	1,196
Other	233	199	748	716
Total hotel revenues	22,194	23,496	59,865	61,989

Same-Property Expenses:
Rooms	$6,565	$6,356	$19,589	$18,192
Food and beverage	1,473	1,276	4,427	4,310
Other direct	41	46	126	143
General and administrative	1,740	1,885	5,480	5,349
Information and telecommunication systems	428	413	1,294	1,232
Sales and marketing	1,438	1,547	4,160	4,504
Management fees	635	677	1,691	1,759
Property operations and maintenance	928	884	2,785	2,670
Energy and utilities	583	692	1,593	1,919
Property taxes	2,326	2,227	6,631	6,423
Other fixed expenses	138	134	369	403
Total hotel expenses	16,295	16,137	48,145	46,904

Same-Property EBITDA	$5,899	$7,359	$11,720	$15,085

Same-Property EBITDA Margin	26.6%	31.3%	19.6%	24.3%

Notes:

This schedule of hotel results for the three months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding. This schedule of hotel results for the nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

We caution investors that multiplying each of the Manhattan Collection joint venture's financial statement line items by our percentage ownership of the joint venture to derive the above information, and adding those amounts to our financial statements' totals, may not accurately depict the legal and economic implications of holding our 49% non-controlling equity interest in the Manhattan Collection joint venture.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Hotel Bethesda-Washington DC	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
The Tuscan Fisherman's Wharf, a Best Western Plus Hotel	X	X	X	X
Manhattan NYC				X
Dumont NYC				X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2016 Outlook include all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016, exclude Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, exclude Hotel Zeppelin San Francisco for Q1 and Q4 in both 2016 and 2015 because it was closed during the first quarter of 2016 and fourth quarter of 2015 for renovation, and exclude DoubleTree by Hilton Hotel Bethesda - Washington DC because it is expected to be sold during the fourth quarter of 2016.

The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2016 Outlook only reflect the Company's 49% ownership interest in those hotels for Q1, Q2 and Q3 in both 2016 and 2015. The operating statistics and estimates and assumptions for Manhattan NYC and Dumont NYC assume 100% ownership interest in Q4 2016 and 2015 due to the Company's asset exchange agreement executed in Q4 2016.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	79%	87%	88%	82%	84%
ADR	$226	$251	$262	$241	$246
RevPAR	$178	$219	$232	$197	$206

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016

Occupancy	82%	88%	89%
ADR	$233	$254	$261
RevPAR	$192	$224	$231

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016 and exclude both Viceroy Miami and The Redbury Hollywood in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	78%	86%	88%	81%	83%
ADR	$229	$247	$259	$232	$242
RevPAR	$180	$213	$227	$187	$202

Hotel Revenues	$173.5	$200.1	$208.8	$184.0	$766.4
Hotel EBITDA	$52.1	$74.6	$80.6	$58.8	$266.0
Hotel EBITDA Margin	30.0%	37.3%	38.6%	31.9%	34.7%

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016

Occupancy	82%	87%	88%
ADR	$238	$253	$261
RevPAR	$195	$221	$229

Hotel Revenues	$186.1	$206.8	$209.0
Hotel EBITDA	$60.2	$77.6	$80.7
Hotel EBITDA Margin	32.4%	37.5%	38.6%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2016 and exclude both Viceroy Miami and The Redbury Hollywood in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016. These hotel results do not include information for the six hotels that comprise the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	81%	93%	94%	92%	90%
ADR	$200	$279	$284	$302	$269
RevPAR	$161	$260	$266	$277	$242

Hotel Revenues	$15.2	$23.3	$23.5	$25.1	$87.1
Hotel EBITDA	$0.0	$7.7	$7.4	$9.0	$24.0
Hotel EBITDA Margin	0.0%	33.1%	31.3%	35.6%	27.6%

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016

Occupancy	86%	94%	94%
ADR	$189	$264	$264
RevPAR	$162	$248	$247

Hotel Revenues	$15.3	$22.4	$22.2
Hotel EBITDA	$(0.4)	$6.2	$5.9
Hotel EBITDA Margin	(2.4%)	27.7%	26.6%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

We caution investors that multiplying each of the Manhattan Collection joint venture's financial statement line items by our percentage ownership of the joint venture to derive the above information, and adding those amounts to our financial statements' totals, may not accurately depict the legal and economic implications of holding our 49% non-controlling equity interest in the Manhattan Collection joint venture.